Exhibit 99.1

Vy Global Growth
Announces Receipt of Expected
NYSE Notice Regarding Delayed Form 10-Q Filing

NEW YORK, June 4, 2021—Vy Global Growth (the “Company”) announced today that it received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual because the Company has not timely filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing of the Company’s stock on the NYSE, and indicated that the Company has six months to file its Form 10-Q to regain compliance.

As reported by the Company in its Form 12b-25 filed with the SEC on May 18, 2021, the Company reevaluated the accounting treatment of its warrants (the “Warrants”) following the issuance by the Staff of the SEC of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”), which provides guidance for all SPACs regarding the accounting and reporting for their warrants. The Company concluded that, based on the SEC Staff Statement, the Warrants should be classified as liabilities measured at fair value, with subsequent changes in fair value recorded in the Company’s Statement of Operations each reporting period. The Company continues to work diligently to complete the Form 10-Q as soon as possible.

About Vy Global Growth

Vy Global Growth is a blank check company organized for the purpose of effecting a business combination with one or more target businesses. The Company’s efforts to identify a prospective partner will not be limited to a particular industry or geographic region, but the Company plans to identify high-quality businesses run by exceptional teams pursuing market-shaping opportunities.

Forward Looking Statements

This press release contains statements that constitute "“forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are subject to numerous risks and conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Vy Global Growth Contact:

Vy Global Growth

John Hering, CEO

Floor 4, Willow House, Cricket Square

Grand Cayman, Cayman Islands